PRICEWATERHOUSECOOPERS

                                                   PricewaterhouseCoopers LLP
                                                   333 Market Street
                                                   San Francisco CA 94105-2119
                                                   Telephone (415) 957-3000
                                                   Facsimile (415) 957-3394
                                                             (415) 957 3372





                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form s-1 (File No. 333-67219) of our report dated March 18, 1998, on our audits of the financial statements of Regan Holding Corporation. We also consent to the references to our firm under the captions "Experts" and "Selected Financial Data."


PricewaterhouseCoopers LLP

San Francisco, California
December 28, 1998